Sun Life Assurance Company of Canada (U.S.)

Certified Copy of Resolutions of Board of Directors

I, Michael S. Bloom, Secretary of Sun Life Assurance Company of Canada (U.S.) (the "Company"), a Delaware corporation, do hereby certify that at a meeting of the board of directors of said Company duly held and convened in Boston, Massachusetts on the 8th day of November 2006, at which a quorum was present and voting throughout, the following resolutions were duly adopted and have not since been modified or rescinded:

RESOLVED that, pursuant to the provisions of Delaware Insurance Laws, and any regulations  promulgated thereunder by the Delaware Commissioner Insurance, the board of directors of Sun  Life Assurance Company of Canada (U.S.) (the "Company") does hereby establish a separate  account to be known as "Sun Life of Canada (US) Variable Account K" for the purpose of  allocating thereto any amounts paid to or held by the Company in connection with the issuance  of variable annuity contracts (the "Contracts");

FURTHER RESOLVED that, the President any Vice President and the Treasurer of the  Company, or any of them, (herein "Officers") be, and they each hereby are, severally authorized  and directed, in conjunction with the Company’s independent certified public accountants, legal  counsel, independent consultants and/or such others as they may deem appropriate, to take such  actions as they deem necessary or appropriate to:

(1) Receive approval of the operation of Sun Life of Canada (US) Variable Account K by the  Delaware Commissioner of Insurance;

(2) Register Sun Life of Canada (US) Variable Account K as a unit investment trust under the  Investment Company Act of 1940 (the "1940 Act");

(3) Register the Contracts and such amounts, which may be indefinite amounts, as the Officers  shall from time to time deem appropriate under the Securities Act of 1933, as amended (the  "1933 Act");

(4) Register any investment company(s) in whose securities Sun Life of Canada (US) Variable  Account K will invest under the 1940 Act;

(5) Comply with the 1933 Act, the Securities Exchange Act of 1934, the 1940 Act and all other  applicable federal laws and regulations in connection with the offering of the Contracts for sale  and the operation of Sun Life of Canada (US) Variable Account K, including the submission of  requests for "no-action" letters, the filing of any registration statements, amendments to  registration statements, notification of registration statements, any undertakings, and any  applications for exemptions; and

(6) Offer and sell the Contracts, including making any registrations, filings and qualifications of  the Company, its officers, agents and employees, Sun Life of Canada (US) Variable Account K,  and of the Contracts, under the insurance and securities laws of any state or any other  jurisdiction, and in connection therewith to prepare, execute, deliver and file all such  applications, reports, covenants, resolutions, applications for exemptions, irrevocable written  consents to service of process and other papers and instruments as may be required under such  laws, and to take any and all further actions, such as appointing appropriate persons as agents  as may be required by state insurance and securities laws, which the Officers or  legal counsel  may deem necessary or  appropriate to maintain such registrations, filings, or qualifications for as  long as the Officers or  legal counsel deem it to be in the best interest of Sun Life of Canada  (US) Variable Account K and the Company;

FURTHER RESOLVED that, the Officers be, and they each hereby are, severally authorized and  directed to take such actions as they deem necessary or appropriate in accordance with applicable  laws and regulations to:

(1) Divide Sun Life of Canada (US) Variable Account K into one or more divisions or subdivisions;
(2) Modify, consolidate, or eliminate any such divisions or subdivisions;
(3) Change the designation of Sun Life of Canada (US) Variable Account K to another designation; and
(4) Designate any further divisions or subdivisions thereof;

FURTHER RESOLVED that, Sun Life of Canada (US) Variable Account K shall be divided into  divisions and subdivisions so that each division or subdivision may invest in the units or shares  of designated investment companies or series and classes thereof ("Permissible Investments")  with the net payments received under the Contracts as directed by the owners of the Contracts;

FURTHER RESOLVED that, amounts allocated to Sun Life of Canada (US) Variable Account  K or any division or subdivision thereof, and any accumulations thereon, may be invested or  reinvested in Permissible Investments without regard to any requirements or limitations  prescribed by the laws of the State of Delaware governing the investments of life insurance  companies; provided, that except with the approval of the Delaware Commissioner of Insurance,  no reserves for:

(a) benefits guaranteed as to amount and duration; and

(b) funds guaranteed as to principal amounts or stated rate of interest shall be maintained in Sun Life of Canada (US) Variable Account K;

FURTHER RESOLVED that, the Officers be, and they each hereby are, severally authorized and  directed to take such actions as they deem necessary or appropriate in accordance with applicable  laws and regulations to facilitate the commencement and continued operation of Sun Life of  Canada (US) Variable Account K, including but not limited to investing cash in Sun Life of  Canada (US) Variable Account K or in any division thereof in compliance with applicable tax  laws, and transferring cash or securities from time to time between the general account of the  Company and Sun Life of Canada (US) Variable Account K so long as such transfers are  consistent with the terms of the Contracts;

FURTHER RESOLVED that, the Officers be, and they each hereby are, severally authorized and  directed to execute such agreement or agreements as they deem necessary or appropriate:

(1) With any investment company registered under the 1940 Act in whose Sun Life of Canada  (US) Variable Account K will invest;

(2) With Clarendon Insurance Agency, Inc. or any other qualified entity, under which Clarendon  Insurance Agency, Inc. or such other entity will be appointed principal underwriter and  distributor for the Contracts; and

(3) With one or more qualified banks or other qualified entities including the Company or any of  its affiliates to provide administrative and/or custodial services in connection with the  establishment and maintenance of Sun Life of Canada (US) Variable Account K and the design,  issuance and administration of the Contracts;

FURTHER RESOLVED that, the income, gains and losses, whether realized or not, from assets  allocated to Sun Life of Canada (US) Variable Account K or any division or subdivision thereof,  are in accordance with the issuance of any Policy, credited to or charged against Sun Life of  Canada (US) Variable Account K or such division or subdivision without regard to other income,  gains or losses of the Company, or any other division or subdivision of such separate account,  and, to the extent permitted by law, are not subject to the general claims of creditors, including  under circumstances of insolvency or rehabilitation;

FURTHER RESOLVED that, the President and any Vice President of the Company are duly  appointed as agents for service of process under registration statements on applications and are  duly authorized to receive communications and notices from the Securities and Exchange  Commission with respect thereto and exercise any powers given to such agents by the rules and  regulations under the 1933 Act and applicable state law;

FURTHER RESOLVED that, any form of corporate resolution required by any state or other  jurisdiction in connection with any filing, registration, or approval as contemplated in these  resolutions is hereby adopted and the Officers be, and they each hereby are, severally authorized  and directed to certify to the adoption thereof by this Board;

FURTHER RESOLVED that, the Officers be, and they each hereby are, severally authorized and  directed to establish such procedures as they deem necessary or appropriate in accordance with  applicable laws or regulations for providing to the extent provided by law a pass-through of  voting rights for owners of the Contracts with respect to the shares of an investment company or  companies, attributable to them, owned by Sun Life of Canada (US) Variable Account K;

FURTHER RESOLVED that, the following general Standard of Suitability, which expresses the  policy of the Company with respect to determining the suitability for applicants be adopted: No  recommendations shall be made to a potential applicant to purchase a Policy and no Policy shall  be issued in the absence of reasonable grounds to believe that the purchase of same is not  unsuitable for such applicant on the basis of information furnished after reasonable inquiry of  such applicant concerning the applicant’s insurance and investment objective, financial situation  and needs, and any other information known to the Company or to the sales representative  making the recommendations;

FURTHER RESOLVED that, the following binding Standards of Conduct applicable to the  Company, its officers, directors, employees, and affiliates ("Persons") with respect to the  purchase and sale of investments of Sun Life of Canada (US) Variable Account K be adopted:

(1) No Person shall engage in any action or activity which the Person has reason to believe could  in any way conflict with Sun Life of Canada (US) Variable Account K’s interests;

(2) No Person, directly or indirectly, shall, in connection with any transaction (a) employ any  device, scheme or artifice to defraud Sun Life of Canada (US) Variable Account K, (b) make to  Sun Life of Canada (US) Variable Account K any untrue statement of a material fact or omit to  state to Sun Life of Canada (US) Variable Account K a material fact necessary in order to make  the statements made, in light of the circumstances under which they are made, not misleading, (c)  engage in any act, practice or course of business which operates or would operate as a fraud or  deceit upon Sun Life of Canada (US) Variable Account K, or (d) engage in any manipulative  practice with respect to Sun Life of Canada (US) Variable Account K;

(3) No Person shall accept, directly or indirectly, any gift, favor, service, or anything of value  from any broker, dealer or other person which could be construed as being compensation for  causing Sun Life of Canada (US) Variable Account K to engage in any transaction with such  broker, dealer or other person; and

(4) Each Person shall keep confidential all information regarding past or future transactions,  investment programs and studies of Sun Life of Canada (US) Variable Account K, except as may  be required by applicable law or as approved by the Board of Directors of the Company;

FURTHER RESOLVED that, the Officers be, and they each hereby are, severally authorized and  directed to take such actions as they deem necessary or appropriate, including executing and  delivering such agreements and other documents, to carry out and enforce the foregoing  resolutions and the intent and purposes thereof.

WITNESS my hand this 31st day of January 2007.

/s/ Michael S. Bloom
Michael S. Bloom
Secretary